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EXHIBIT 11
      SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER SHARE
             Years ended December 31,1998, 1997 and 1996


(in thousands, except per     Income        Shares     Per Share
 share amounts)             (Numerator)  (Denominator)   Amount
---------------------------------------------------------------------
1998
----
Basic EPS
Net Income available
 to common stockholders     $ 53,570          28,480        $   1.88
                                                                ====
Effect of Dilutive Securities
Restricted stock                  -              534
8.75% convertible
 subordinated debentures         375             926
Stock Options                   (989)            472
                              ------          ------
Diluted EPS
Income available to common
 stockholders + assumed
 conversions                $ 52,956          30,412        $   1.74
                              ======          ======            ====
------------------------------------------------------------------------
1997
----
Basic EPS
Net Income available
 to common stockholders     $ 69,608          28,909        $   2.41
                                                                ====
Effect of Dilutive Securities
Restricted stock                  -              404
8.75% convertible
 subordinated debentures         396             971
Stock Options                    263             641
                              ------          ------
Diluted EPS
Income available to common
 stockholders + assumed
 conversions                $ 70,267          30,925        $   2.27
                              ======          ======            ====
-------------------------------------------------------------------------
1996
----
Basic EPS
Net Income available
 to common stockholders     $ 55,551          28,860        $   1.92
                                                                ====
Effect of Dilutive Securities
Restricted stock                  -              224
8.75% convertible
 subordinated debentures         413           1,035
Stock Options                   (339)            273
                              ------          ------
Diluted EPS
Income available to common
 stockholders + assumed
 conversions                $ 55,625          30,360        $   1.83
                              ======          ======            ====